Exhibit 10.29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

RESEARCH AND LICENSE AGREEMENT

This RESEARCH AND LICENSE AGREEMENT (the “Agreement”), made and effective as of March 6, 2017 (the “Effective Date”), is by and between:

NEW YORK UNIVERSITY (hereinafter “NYU”), a corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012.

AND

NYBO THERAPEUTICS, INC. (hereinafter “CORPORATION”), a corporation organized and existing under the laws of the State of Delaware having its principal office at 501 Boylston Street, Suite 6102, Boston, MA 02116.

RECITALS

WHEREAS, Dr. George Miller of NYU (hereinafter “Dr. Miller”) has made certain inventions relating to targeting gamma delta T-cells and Galectin-9, all as more particularly described in pending U.S. patent applications owned by NYU identified in annexed Appendix I and forming an integral part hereof (“the Pre-Existing Inventions”);

WHEREAS, Dr. Shohei Koide (hereinafter “Dr. Koide,” and together with Dr. Miller, the “NYU Scientists”) has expertise in generating and physically characterizing antibodies;

WHEREAS, NYU is willing to perform the NYU Research Project (as hereinafter defined);

WHEREAS, CORPORATION is prepared to sponsor the NYU Research Project;

WHEREAS, subject to the terms and conditions hereinafter set forth, NYU is willing to grant to CORPORATION and CORPORATION is willing to accept from NYU the License (as hereinafter defined); and WHEREAS, the NYU Research Project is of mutual interest and benefit to NYU and CORPORATION, and will further NYU’s instructional and research objectives in a manner consistent with its status as a non-profit, tax-exempt educational institution;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions.

Whenever used in this Agreement, the following terms shall have the following meanings:

1.01 “Affiliate” shall mean any company or other legal entity which controls, or is controlled by, or is under common control with, CORPORATION; control means the holding a majority of (i) the capital and/or (ii) the voting rights and/or (iii) the right to elect or appoint directors.

1.02 “Calendar Year” shall mean any consecutive period of twelve months commencing on the first day of January of any year.

1.03 “Date of First Commercial Sale” shall mean the date on which a Licensed Product is first offered for sale by CORPORATION or an Affiliate or sublicensee of CORPORATION.

1.04 “Field” shall mean all uses.

1.05 “License” shall mean the exclusive worldwide license to practice NYU’s rights in the Research Technology (as hereinafter defined) for the development, manufacture, use and sale of the Licensed Products (as hereinafter defined) in the Field.

1.06 “Licensed Know-How Product” shall mean all products and services, other than Licensed Patent Products, which (i) incorporate or are developed using NYU Know-How or (ii) target gamma delta T cells or the Galectin 9 pathway.

1.07 “Licensed Patented Products” shall mean all products and services covered by a Valid Claim of any NYU Patent (as hereinafter defined) which has not been disclaimed or held invalid by a court of competent jurisdiction from which no appeal can be taken.

1.08 “Licensed Products” shall mean all Licensed Know-How Products and Licensed Patented Products.

1.09 “Net Sales” shall mean [***].

1.10 “NYU Know-How” shall mean the Pre-Existing Inventions and any information and materials related to the Pre-Existing Inventions, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, materials, methods and processes and any drawings, plans, diagrams, specifications and/or other documents containing such information, discovered, developed or acquired by, or on behalf of students or employees of NYU during the term and in the course of the NYU Research Project, which (i) are proprietary to NYU and non-public as of the date of disclosure by NYU to CORPORATION, or (ii) directly benefit CORPORATION’S drug discovery efforts.

1.11 “NYU Patents” shall mean the patent applications, and any divisions, continuations, in whole or in part, and foreign counterparts thereof, and patents issuing thereon, and any reissues, renewals and extensions thereof:

(1) which claim Pre-Existing Inventions and which are identified on annexed Appendix I; or

(2) which claim inventions that are made, in whole or in part, by NYU during the term and in the course of the NYU Research Project.

1.12 “Research Period” shall mean the period starting on the Effective Date and ending on the later of (i) the [***] anniversary of the Effective Date or (ii) such date on which the parties mutually agree that NYU has completed the NYU Research Project.

1.13 ”NYU Research Project” shall mean the investigations at NYU during the Research Period into the Field under the supervision of the NYU Scientists in accordance with the research program, described in annexed Appendix II, which forms an integral part hereof.

1.14 “Research Technology” shall mean all NYU Patents and NYU Know-How.

1.15 “Valid Claim” shall mean a claim of: (a) an issued and unexpired patent which has not been withdrawn, cancelled, abandoned, disclaimed, or held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency or competent jurisdiction in an unappealable decision or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) any patent application that is not cancelled, withdrawn, abandoned, or pending for more than [***] from the priority date from which such claim takes priority, unless and until such claim becomes an issued claim of an issued patent.

2. Effective Date.

This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 16 hereof.

3. Performance of the NYU Research Project.

3.01 In consideration of the sums to be paid to NYU as set forth in Section 4 below, NYU undertakes to perform the NYU Research Project under the supervision of the NYU Scientists during the Research Period. If, during the Research Period, either of the NYU Scientists (i) gives notice of his intent to leave NYU during the Research Period or (ii) ceases to supervise the NYU Research Project for any other reason, then NYU shall promptly so notify CORPORATION and NYU and the CORPORATION shall discuss in good faith whether NYU is able to continue the NYU Research Project, or any portion thereof, to the satisfaction of CORPORATION. If, following such discussion, CORPORATION determines that NYU is unable to continue the NYU Research Project to its satisfaction, it shall have the option, in its sole discretion, to terminate the NYU Research Project and its funding thereof. CORPORATION shall promptly advise NYU in writing if CORPORATION so elects. Such termination of funding pursuant to this Section 3.01 shall not terminate this Agreement or the License granted herein. Nothing herein contained shall be deemed to impose an obligation on NYU to find a replacement for such NYU Scientist.

3.02 Nothing contained in this Agreement shall be construed as a warranty on the part of NYU that any results or inventions will be achieved by the NYU Research Project, or that the Research Technology and/or any other results or inventions achieved by the NYU Research Project, if any, are or will be commercially exploitable and furthermore, NYU makes no warranties whatsoever as to the commercial or scientific value of the Research Technology and/or as to any results which may be achieved in the NYU Research Project.

3.03 Within [***] after the end of each year of the Research Period, NYU shall prepare a written report summarizing the results of the work conducted on the NYU Research Project during the preceding year.

3.04 NYU will have full authority and responsibility for the NYU Research Project. All students and employees of NYU who work on the NYU Research Project will do so as employees or students of NYU, and not as employees of CORPORATION.

4. Funding of the NYU Research Project.

4.01 As compensation to NYU for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the NYU Research Project pursuant to Section 3.01 hereof, CORPORATION will pay NYU the total sum of [***], with [***] to be paid on the Effective Date and the remainder to be paid in three (3) equal installments over the course of the Research Period, with such installments payable at the end of each six month period following the Effective Date. Notwithstanding the foregoing, in the event that the NYU Research Project is terminated pursuant to Section 3.01 hereof, NYU shall be required to repay any funds paid to NYU by CORPORATION that have not yet been spent or committed and are non-cancellable. CORPORATION shall promptly pay to NYU any additional amounts, within the total amount specified above, which have been spent or are committed and non-cancellable, but have not yet been reimbursed.

4.02 Nothing in this Agreement shall be interpreted to prohibit NYU (or the NYU Scientists) from obtaining additional financing or research grants for the NYU Research Project from government agencies, which grants or financing may render all or part of the NYU Research Project and the results thereof subject to the patent rights of the U.S. Government and its agencies, as set forth in Title 35 U.S.C. §200 et seq.

5. Title.

5.01 Subject to the License granted to CORPORATION pursuant to Section 7, all right, title and interest, in and to the Research Technology, and in and to any drawings, plans, diagrams, specifications, and other documents containing any of the Research Technology shall vest solely in NYU. At the request of NYU, CORPORATION shall take all steps as may be necessary to give full effect to said right, title and interest of NYU including, but not limited to, the execution of any documents that may be required to record such right, title and interest with the appropriate agency or government office.

5.02 For so long as the NYU Scientists are employed by NYU, any and all inventions made by such NYU Scientist shall be owned solely by NYU. CORPORATION shall notify NYU in writing prior to engaging either NYU Scientist as a consultant, advisory board member or in any other capacity and shall report to NYU annually on the terms of such engagement, including the nature of the engagement and the amount of any compensation (including equity) paid to such NYU Scientist. Any consulting agreement between the CORPORATION and either NYU Scientist shall require the prior written approval of NYU.

6. Patents and Patent Applications.

6.01 CORPORATION shall, simultaneously with the signing of this Agreement pay NYU the sum of U.S. [***], being the amount of all costs and fees incurred by NYU up to the date hereof in connection with the NYU Patents.

6.02 NYU will promptly disclose to CORPORATION in writing any inventions which constitute potential NYU Patents and NYU Know-How.

6.03 At the initiative of CORPORATION or NYU, the parties shall consult with each other regarding the prosecution of all patent applications with respect to the Research Technology. Such patent applications shall be filed, prosecuted and maintained by the law firm of Hodgson Russ, LLP or by other patent counsel jointly selected by NYU and CORPORATION. Copies of all such patent applications and patent office actions shall be forwarded to each of NYU and CORPORATION prior to filing and in sufficient time to provide substantive review and comment. NYU and CORPORATION shall each also have the right to have such patent applications and patent office actions independently reviewed by other patent counsel separately retained by NYU or CORPORATION, upon prior notice to and consent of the other party, which consent shall not unreasonably be withheld. NYU and CORPORATION will take into account the comments of the other party in respect to such patent applications and patent office actions.

6.04 All patent applications and proceedings with respect to the NYU Patents shall be filed, prosecuted and maintained by NYU at the expense of CORPORATION. Against the submission of invoices, CORPORATION shall reimburse NYU for all costs and fees incurred by NYU during the term of this Agreement, in connection with the filing, maintenance, prosecution, post-grant proceedings, protection and the like of the NYU Patents, payable with in [***] after receipt of an invoice from NYU.

6.05 NYU and CORPORATION shall assist, and cause their respective employees and consultants to assist each other, in assembling inventorship information and data for the filing and prosecution of patent applications on inventions pertaining to the Research Technology.

6.06 CORPORATION shall provide NYU with a list of those countries in which it would like NYU to prosecute or maintain any patents or patent applications within the NYU Patents. If at any time during the term of this Agreement NYU decides that it is desirable to prosecute or maintain any patents or patent applications within the NYU Patents in any country in which CORPORATION has not requested prosecution or maintenance of patents or patent applications within the NYU Patents, it shall give written notice thereof to CORPORATION. CORPORATION shall, as soon as reasonably practicable following receipt of such notice, determine if it would like NYU to prosecute or maintain such patent(s) or application(s) in such country. If CORPORATION decides that it will not pursue prosecution and maintenance of such patent(s) or application(s) in such country, then such patent(s) or application(s) shall be deleted from the Research Technology and NYU shall be free to grant rights in and to the Research Technology in such countries to third parties, without further notice or obligation to CORPORATION, and CORPORATION shall have no rights whatsoever to exploit the Research Technology in such countries and shall be released from its obligations to bear all of the expenses to be incurred thereafter as to such countries in conjunction with such patent(s) or patent application(s).

6.07 Nothing herein contained shall be deemed to be a warranty by NYU that

i)

NYU can or will be able to obtain any patent or patents on any patent application or applications in the NYU Patents or any portion thereof, or that any of the NYU Patents will afford adequate or commercially worthwhile protection, or

ii)	that the manufacture, use, or sale of any element of the Research Technology or any Licensed Product will not infringe any patent(s) of a third party.

6.08 CORPORATION and any Affiliates and sublicensees of CORPORATION shall insure that they apply patent markings that meet all requirements of U.S. law, 35 U.S.C. § 287, with respect to all Licensed Products.

6.09 CORPORATION shall take all commercially reasonable steps to ensure that, if eligible, NYU will be able to obtain patent term extension(s) for Licensed Patents pursuant to 35 U.S.C. 156 et seq., as appropriate. CORPORATION shall keep NYU fully informed with respect to its submissions to governmental authorities for regulatory review for Licensed Products which may be eligible for patent term extension. CORPORATION acknowledges that time is of the essence with respect to submission of the application for patent term extension. CORPORATION shall send written notice of the Approval Date to NYU within [***] of the date a Licensed Product receives permission under the provision of the law under which the applicable regulatory review period occurred for commercial marketing or use (“Approval Date”). Within [***] after the Approval Date (and provided the relevant Licensed Patent is eligible for extension under 35 U.S.C.§156 et seq.) CORPORATION shall provide NYU with all necessary information in its possession (or under its control) and with reasonable assistance in preparing an application for patent term extension in compliance with 35 U.S.C. 156 et. seq. and any applicable governmental regulations. CORPORATION agrees to cooperate fully with NYU, at no cost to NYU, in preparing such application for patent term extension. If eligible, NYU shall file, in their own name, such application for patent term extension. Upon request by NYU or its designee, CORPORATION will join in such application for patent term extension. CORPORATION shall fully support such application and shall promptly provide such information as may reasonably be requested in support of the application by NYU or by the government.

7. Grant of License.

7.01 Subject to the terms and conditions hereinafter set forth, NYU hereby grants to CORPORATION and CORPORATION hereby accepts from NYU the License.

7.02 NYU reserves the right to use, and to permit other non-commercial entities to use, the Research Technology solely for educational and research purposes.

7.03 NYU further grants to CORPORATION an exclusive option to acquire an exclusive, worldwide license to practice NYU’s rights in any inventions that are made, in whole or in part, by Dr. Miller which target gamma delta T cells or the Galectin 9 pathway and which are not otherwise covered by the License, and which are made prior to the [***] anniversary of the Effective Date. Such option with respect to each such invention shall be exercisable by CORPORATION only by written notice to NYU within a period of [***] from the date that NYU notifies CORPORATION of such invention in writing. Upon exercise of the option by CORPORATION, the parties shall negotiate in good faith a definitive license agreement on substantially the same terms as this Agreement. If CORPORATION does not so exercise the option with respect to a particular invention or if the parties do not finalize and execute a definitive license agreement within [***] of such exercise, then CORPORATION shall have no further rights to such invention, and NYU shall be free to license such invention to third parties. [***].

7.04 The parties acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a Federal agency. The License is expressly subject to all applicable United States government rights, including, but not limited to, any applicable requirement that products, which result from such intellectual property and are sold in the United States, must be substantially manufactured in the United States.

7.05 The License granted to CORPORATION in Section 7.01 hereto shall commence upon the Effective Date and shall remain in force on a country-by-country basis, if not previously terminated under the terms of this Agreement, for [***] from the Date of First Commercial Sale in such country or until the expiration date of the last Valid Claim to expire of the NYU Patents whichever shall be later. CORPORATION shall inform NYU in writing of the Date of First Commercial Sale with respect to each Licensed Product in each country as soon as practicable after the making of each such first commercial sale.

7.06 CORPORATION shall be entitled to grant sublicenses under the License on terms and conditions in compliance and not inconsistent with the terms and conditions of this Agreement (except that the rate of royalty may be at higher rates than those set forth in this Agreement) (i) to an Affiliate or (ii) to other third parties, in each case for consideration and in an arms-length transaction. All sublicenses shall only be granted by CORPORATION under a written agreement, a copy of which shall be provided by CORPORATION to NYU as soon as practicable after the signing thereof. Each sublicense granted by CORPORATION hereunder shall be subject and subordinate to the terms and conditions of this License Agreement and shall contain (inter-alia) the following provisions:

(1)	the sublicense shall expire automatically on the termination of the License;

(2)

both during the term of the sublicense and thereafter the sublicensee shall agree to a confidentiality obligation similar to that imposed on CORPORATION in Section 11 below, and that the sublicensee shall impose on its employees, both during the terms of their employment and thereafter, a similar undertaking of confidentiality; and

(3)

the sublicense agreement shall include the text of Sections 14 and 15 of this Agreement and shall state that NYU is an intended third party beneficiary of such sublicense agreement for the purpose of enforcing such indemnification and insurance provisions.

8. Payments for License.

8.01 In consideration for the grant and during the term of the License, CORPORATION shall pay to NYU:

(a)

with respect to each Licensed Product, non-refundable license fees of [***], which shall be creditable against future milestone payment, royalties on sales, and sublicense payments due to NYU under Sections 8.01(b), (c), and (d) below.

(b)

(1)upon the achievement of the following technical milestones, the payments as indicated below. The CORPORATION will make payments to NYU for up to the first three (3) achievements of each Milestone for Licensed Patented Products in each of the categories of (a) products that target Gamma Delta T-cells and (b) products that target the Galectin-9 pathway, in the amounts shown in the chart below, provided that each Milestone may be met up to a maximum of five (5) times. For the avoidance of doubt, (i) for a given Milestone, each achievement of that Milestone with a different Licensed Product shall be considered a separate achievement of that Milestone and (ii) if a Clinical Trial includes patients with more than one cancer type, the initiation of such Clinical Trial shall be deemed a single achievement of such Milestone.

Milestone Payments

Milestone	First Achievement	Each Second and Third Achievement
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(2)

Upon the achievement of each of the technical milestones listed in Section 8.01(b)(1) for a Licensed Know-How Product, CORPORATION shall pay to NYU [***] of the amounts listed in Section 8.01(b)(1) for the respective milestone if the Licensed Know-How Product is covered under Section 1.06(i) and [***] if the Licensed Know-How Product is not covered under Section 1.06(i) but is covered under Section 1.06(ii).

(c)	the following royalties on Net Sales of Licensed Products:

(1)	a royalty of [***] of the Net Sales of Licensed Patented Products of CORPORATION and each Affiliate of CORPORATION;

(2)

[***] of royalties received by CORPORATION from sublicensees of CORPORATION on Licensed Patented Products, provided that NYU shall receive [***] of the Net Sales of Licensed Patent Products by sublicensees of CORPORATION;

(3)

a royalty of [***] of the Net Sales of Licensed Know-How Products of CORPORATION and each Affiliate of CORPORATION, provided that if a competing, third party’s product against gamma delta T-cells or Galectin-9 is approved for the same indication as a Licensed Know-How Product is approved for, and such competing product takes [***] of that market on an indication-by-indication basis, then the royalty due to NYU for such Licensed Know How Product for such indication, under this Section 8.01(c)(3) shall be reduced by [***].

(4)

[***]of royalties received by CORPORATION from sublicensees of CORPORATION on Licensed Know-How Products, provided that (i) NYU shall receive [***] of the Net Sales of Licensed Know-How Products by sublicensees of CORPORATION, (ii) for sublicenses entered into within [***] after the Effective Date or for which an option to sublicense was entered into within [***] after the Effective Date, NYU shall receive at least [***] of the Net Sales of Licensed Know-How Products by sublicensees of CORPORATION, and (iii) If a competing, third party’s product against gamma delta T-cells or Galectin-9 is approved for the same indication as a Licensed Know How Product is approved for, and such competing product takes [***] of that market on an indication-by-indication basis, then the royalty due to NYU for such Licensed Know-How Product under this Section 8.01(c)(4) shall be reduced by one-third.

(5)

The royalty payable to NYU on Net Sales of any Licensed Product by CORPORATION or any Affiliate shall be reduced by [***] for each [***] in royalties actually paid to a third party for any additional intellectual property of such third party required to commercialize such Licensed Product, provided that in no case will the total royalties due to NYU on such Net Sales of CORPORATION and Affiliates fall below [***] of the original royalty rate set forth in this Section 8.01(c) above for the applicable Net Sales.

(6)

The payments due to NYU under Sections 8.01(c)(3) and 8.01(c)(4) shall be reduced by [***] of what they otherwise would have been if the Licensed Know-How Product is not covered under Section 1.06(i) but is covered under Section 1.06(ii).

(d)

[***] of any non-royalty consideration, monetary or otherwise (not based on Net Sales), received by CORPORATION from a sublicensee of CORPORATION (not being an Affiliate) under the terms of, or as a consideration for the grant of, a sublicense of any rights or for grant of an option to acquire such a sublicense, other than payments received by CORPORATION for future research and development activities for Licensed Products under a written agreement with a reasonably detailed research plan and budget.

8.02 In further consideration for the grant of the License, as of the Effective Date CORPORATION shall issue to NYU [***] (the “Shares”) of its common stock (corresponding to a [***] (including an incentive pool of [***] equity interest in CORPORATION as of the Effective Date) as a non-refundable, non-creditable fee, subject to execution by NYU of a restricted stock purchase agreement in the form attached as Exhibit A. Such restricted stock purchase agreement will provide NYU with separate approval rights over transactions with Affiliates of CORPORATION related to the provision of services by such Affiliates to or on behalf of CORPORATION if the fees charged for such services materially deviate from those set forth on an appendix to the restricted stock purchase agreement. CORPORATION shall have the option to repurchase up to [***] of the Shares for par value per share. Such repurchase option shall lapse with respect to [***] on the [***] anniversary of the Effective Date and [***] thereafter until the [***] anniversary of the Effective Date, provided that on each respective lapse date Dr. Miller is employed by NYU. Such [***] equity interest shall not be diluted to less than [***] until paid in capital in CORPORATION equals [***]. CORPORATION shall issue additional equity to NYU to effect such non-dilution within [***] of any issuance triggering such non-dilution. In addition, NYU shall have the right to invest in any future equity or convertible securities offering of CORPORATION to purchase that number of shares or convertible securities necessary to maintain NYU’s fully diluted percentage ownership of CORPORATION at the percentage it was at prior to such offering, or to purchase a lesser number of shares or convertible securities, which investment shall be on the same terms as other investors in such offering, other than (i) any board member designation rights provided to a lead investor and (ii) any rights granted by virtue of meeting share ownership thresholds applicable to all holders of a series or class (which, for the avoidance of doubt, shall include thresholds based on common stock ownership on an as converted to common stock basis), which such rights NYU shall only have if its equity ownership surpasses such thresholds. CORPORATION shall provide NYU with [***] advance written notice of any such offering. CORPORATION will not enter into any contractual relationship or license with an Affiliate for the purpose of devaluing the equity grant or circumventing the intent of the equity grant provided for above in this Section 8. This paragraph shall survive the termination of this Agreement.

8.03 For the purpose of computing the royalties due to NYU hereunder, the year shall be divided into four parts ending on March 31, June 30, September 30, and December 31. Not later than [***] after each December, March, June, and September in each Calendar Year during the term of the License, CORPORATION shall submit to NYU a full and detailed report of royalties or payments due NYU under the terms of this Agreement for the preceding quarter year (hereinafter “the Quarter-Year Report”), setting forth the Net Sales and/or lump sum payments and all other payments or consideration from sublicensees upon which such royalties are computed and including at least:

i)	the quantity of Licensed Products used, sold, transferred or otherwise disposed of;

ii)	the selling price of each Licensed Product;
iii)	the deductions permitted under Section 1.09 to arrive at Net Sales; and iv) the royalty computations and subject of payment.

If no royalties or other payments are due, a statement shall be sent to NYU stating such fact. Payment of the full amount of any royalties or other payments due to NYU for the preceding quarter year shall accompany each Quarter-Year Report on royalties and payments. CORPORATION shall keep for a period of at least [***] after the date of entry, full, accurate and compete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to NYU from CORPORATION pursuant to the terms of this Agreement.

8.04 Within [***] after the end of each Calendar Year, commencing on the Date of First Commercial Sale CORPORATION shall furnish NYU with a report (hereinafter “the Annual Report”), certified by an independent certified public accountant, relating to the royalties and other payments due to NYU pursuant to this Agreement in respect of the Calendar Year covered by such Annual Report and containing the same details as those specified in Section 8.03 above in respect of the Quarter-Year Report.

8.05 On reasonable notice, but not more than once per calendar year and during regular business hours, NYU, at its own expense, may have an independent certified public accountant or auditor (as to whom CORPORATION has no reasonable objection) (the “Auditor”) inspect the books of accounts, records and other relevant documentation of CORPORATION or of Affiliate and the sublicensees of CORPORATION insofar as they relate to the production, marketing and sale of the Licensed Products, solely for the purpose of ascertaining or verifying the amount of royalties and other payments due to NYU hereunder, and the accuracy of the information provided to NYU in the aforementioned reports. The review may cover a period of not more than [***] before the first day of the calendar quarter in which the review is requested. The Auditor shall conduct such audit in a manner designed to minimize disruption of CORPORATION’S normal business operations. All information and materials made available to or otherwise obtained or prepared by or for the Auditor in connection with such Audit shall be deemed CORPORATION Confidential Information and shall be subject to the Auditor’s entry, prior to conducting the audit, into a written agreement with CORPORATION containing confidentiality and restricted use obligations at least as restrictive as those set out in Section 11. If it is determined in such inspection that NYU has been underpaid in any period by more than [***] of the amount which NYU should have been paid with respect to any calendar quarter, the cost of such inspection shall be reimbursed to NYU by CORPORATION.

9. Method of Payment.

9.01 Royalties and other payments due to NYU hereunder shall be paid to NYU in United States dollars. Any such royalties on or other payments relating to transactions in a foreign currency shall be converted into United States dollars based on the closing buying rate for buying United States dollars listed on www.oanda.com for the particular currency on the last business day of the accounting period for which such royalty or other payment is due.

9.02 CORPORATION shall be responsible for payment to NYU of all royalties due on sale, transfer or disposition of Licensed Products by each Affiliate and sublicensee of CORPORATION.

9.03 Any amount payable hereunder by one of the parties to the other, which has not been paid by the date on which such payment is due, shall bear interest from such date until the date on which such payment is made, at the rate of [***] per annum in excess of the prime rate prevailing at the Citibank, N.A., in New York, New York, during the period of arrears and such amount and the interest thereon may be set off against any amount due, whether in terms of this Agreement or otherwise, to the party in default by any non-defaulting party.

10. Development and Commercialization.

10.01 CORPORATION will undertake to use commercially reasonable diligence to carry out the Development Plan (annexed hereto as Appendix III and which is an integral part of this Agreement), including but not limited to, the performance of all efficacy, pharmaceutical, safety, toxicological and clinical tests, trials and studies and all other activities necessary in order to obtain the approval of the FDA for the production, use and sale of the Licensed Products, all as set forth in the Development Plan and within all timetables set forth therein. CORPORATION further undertakes to exercise due diligence and to employ its commercially reasonable diligence to obtain or to cause its sublicensees to obtain, the appropriate approvals of the health authorities for the production, use and sale of the Licensed Products, in each of the other countries of the world in which CORPORATION or its sublicensees intend to produce, use, and/or sell Licensed Products.

10.02 Provided that applicable laws, rules and regulations require that the performance of the tests, trials, studies and other activities specified in Section 10.01 above shall be carried out in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities, CORPORATION shall carry out such tests, trials, studies and other activities in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities. Furthermore, the Licensed Products shall be produced in accordance with FDA Good Manufacturing Practice (“GMP”) procedures in a facility which has been certified by the FDA as complying with GMP, provided that applicable laws, rules and regulations so require.

10.03 CORPORATION undertakes to begin the regular commercial production, use, and sale of the Licensed Products in good faith in accordance with the Development Plan and to continue diligently thereafter to commercialize the Licensed Products.

10.04 Upon written request of NYU, CORPORATION shall provide NYU with written reports on all activities and actions undertaken by CORPORATION to develop and commercialize the Licensed Products; such reports shall be made within [***] after each [***] of the duration of this Agreement, commencing [***] after the Effective Date.

10.05 If CORPORATION shall not commercialize the Licensed Products within a reasonable time frame, unless such delay is necessitated by FDA or other regulatory agencies, NYU shall notify CORPORATION in writing of CORPORATION’S failure to commercialize and shall allow CORPORATION [***] to cure its failure to commercialize. CORPORATION’S failure to cure such delay to NYU’s reasonable satisfaction within such [***] period shall be a material breach of this Agreement.

11. Confidential Information.

11.01 During the Term of this Agreement, either Party (as the “Discloser”) may disclose or make available to the other party (as the “Recipient”) information about its business, research, financials, product development plans, sales forecasts, customers, patients, intellectual property, third-party confidential information and other sensitive or proprietary information, whether orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (“Confidential Information”). During the Term of this Agreement, and for a period of [***] thereafter, the parties shall maintain in confidence and shall not disclose to a third party any Confidential Information received pursuant to this Agreement, without the prior written consent of the Discloser, except that Confidential Information may be disclosed by either party to its employees or agents who have a need to know the information in connection with the exercise by such party of its rights or obligations under this Agreement and who have agreed in writing, or are otherwise bound, to keep the information confidential to the same extent as is required of the parties under this Section 11. NYU agrees not to provide or disclose to CORPORATION any patient personally identifiable information. However, if de-identified information (“Information”) is provided that nevertheless could be used to identify an individual at a later time, CORPORATION hereby agrees to treat Information as “Protected Health Information” as defined in 45 CFR 164.501 or personally identifiable information as described in 5 USC Section 522. In any circumstances, each Party agrees to use the Confidential Information only for the NYU Research Project, and CORPORATION agrees that it will not contact or make any effort to identify human subjects. Upon termination of the Agreement, each Party shall destroy Confidential Information and shall promptly notify the other Party of such destruction, provided that each Party may retain one copy of the Confidential Information for regulatory, legal and archival purposes.

11.02 This obligation of confidentiality set forth in Section 11.01 shall not apply to any Confidential Information that the Recipient can demonstrate:

(a)	was in the public domain prior to the time of its disclosure under this Agreement;

(b)	entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Recipient;

(c)	was independently developed or discovered by the Recipient without use of the Confidential Information; or

(d)

is or was disclosed to the Recipient at any time, whether prior to or after the time of its disclosure under this Agreement, on a non-confidential basis by a third party, provided that such third party is not, to the Recipient’s knowledge, bound by an obligation of confidentiality to the Discloser with respect to such Confidential Information.

In addition, the Recipient shall be permitted to make disclosures of Confidential Information to the extent required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Discloser receives prior written notice of such disclosure and that the Recipient takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

11.03 The provisions of Section 11.01 and 11.02 notwithstanding, CORPORATION may disclose the Research Technology to third parties who need to know the same in order to secure regulatory approval for the sale of Licensed Products, provided however, that such third parties are bound by written agreement by obligations of confidentiality at least as restrictive as those contained herein.

12. Publication.

12.01 Prior to submission for publication of a manuscript describing the results of any aspect of the NYU Research Project, NYU shall send CORPORATION a copy of the manuscript to be submitted, and shall allow CORPORATION [***] from the date of such mailing to determine whether the manuscript contains such subject matter for which patent protection should be sought prior to publication of such manuscript, for the purpose of protecting an invention made by the NYU Scientists during the course and within the term of the NYU Research Project. Should CORPORATION believe the subject matter of the manuscript contains a patentable invention, then, prior to the expiration of such [***] period from the mailing date of such manuscript to CORPORATION by NYU, CORPORATION shall give written notification to NYU of: (i) its determination that such manuscript contains patentable subject matter for which patent protection should be sought; and (ii) the countries in which such patent protection should be sought.

12.02 After the expiration of such [***] period from the date of mailing such manuscript to CORPORATION, unless NYU has received the written notice specified above from CORPORATION, NYU shall be free to submit such manuscript for publication to publish the disclosed research results in any manner consistent with academic standards.

12.03 Upon receipt of such written notice from CORPORATION, NYU will thereafter delay submission of the manuscript for an additional period of up to [***] to permit the preparation and filing in accordance with Section 6 hereof of a U.S. patent application by NYU on the subject matter to be disclosed in such manuscript. After expiration of such [***] period, or the filing of a patent application on each such invention, whichever shall occur first, NYU shall be free to submit the manuscript and to publish the disclosed results.

13. Infringement of NYU Patent.

13.01 In the event a party to this Agreement acquires information that a third party is infringing one or more of the NYU Patents, the party acquiring such information shall promptly notify the other party to the Agreement in writing of such infringement.

13.02 In the event of an infringement of an NYU Patent, CORPORATION shall be privileged but not required to bring suit against the infringer. Should CORPORATION elect to bring suit against an infringer and NYU is joined as a party plaintiff in any such suit, NYU shall have the right to approve the counsel selected by CORPORATION to represent CORPORATION and NYU. The expenses of such suit or suits that CORPORATION elects to bring, including any expenses of NYU incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by CORPORATION and CORPORATION shall hold NYU free, clear and harmless from and against any and all costs of such litigation, including attorneys’ fees. CORPORATION shall not compromise or settle such litigation without the prior written consent of NYU which shall not be unreasonably withheld.

13.03 In the event CORPORATION exercises the right to sue herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, CORPORATION shall promptly pay to NYU an amount equal to [***] of such remainder and CORPORATION shall be entitled to receive and retain the balance of the remainder of such recovery.

13.04 If CORPORATION does not bring suit against said infringer pursuant to Section 13.02 herein, or has not commenced negotiations with said infringer for discontinuance of said infringement, within [***] after receipt of such notice, NYU shall have the right, but shall not be obligated, to bring suit for such infringement. Should NYU elect to bring suit against an infringer and CORPORATION is joined as a party plaintiff in any such suit, CORPORATION shall have the right to approve the counsel selected by NYU to represent NYU and CORPORATION, and NYU shall hold CORPORATION free, clear and harmless from and against any and all costs and expenses of such litigation, including attorneys’ fees. If CORPORATION has commenced negotiations with an alleged infringer of the NYU Patent for discontinuance of such infringement within such [***] period, CORPORATION shall have an additional [***] from the termination of such initial [***] period to conclude its negotiations before NYU may bring suit for such infringement. In the event NYU brings suit for infringement of any NYU Patent, NYU shall have the right to settle any such suit by licensing the alleged infringer. In the event NYU brings suit for infringement of any NYU Patent, NYU shall have the right to first reimburse itself out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees necessarily involved in the prosecution of such suit, and if after such reimbursement, any funds shall remain from said recovery, NYU shall promptly pay to CORPORATION an amount equal to [***] of such remainder and NYU shall be entitled to receive and retain the balance of the remainder of such recovery.

13.05 Each party shall always have the right to be represented by counsel of its own selection in any suit for infringement of the NYU Patents instituted by the other party to this Agreement under the terms hereof. The expense of such counsel shall be borne by the party initiating such infringement suit.

13.06 CORPORATION agrees to cooperate fully with NYU at the request of NYU, including, by giving testimony and producing documents lawfully requested in the prosecution of any suit by NYU for infringement of the NYU patents; provided, NYU shall pay all reasonable expenses (including attorneys’ fees) incurred by CORPORATION in connection with such cooperation. NYU shall cooperate and shall endeavor to cause the NYU Scientists to cooperate with CORPORATION at the request of CORPORATION, including by giving testimony and producing documents lawfully requested, in the prosecution of any suit by CORPORATION for infringement of the NYU Patents; provided, that CORPORATION shall pay all reasonable expenses (including attorneys’ fees) incurred by NYU in connection with such cooperation.

14. Liability and Indemnification.

14.01 CORPORATION shall indemnify, defend and hold harmless NYU and its contractors and their affiliates, trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by CORPORATION or by a licensee, Affiliate or agent of CORPORATION of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement or (ii) arising out of any other activities required to be carried out by CORPORATION pursuant to this Agreement.

14.02 With respect to an Indemnitee, CORPORATION’S indemnification under subsection 14.01 (i) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of such Indemnitee, but not to the extent that it is attributable to the gross negligence or willful misconduct of any such Indemnitee. CORPORATION’S indemnification under subsection 14.01 (ii) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligence, gross negligence or willful misconduct of any such Indemnitee.

14.03 CORPORATION agrees, at its own expense, to provide attorneys reasonably acceptable to NYU to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder, whether or not such actions are rightfully brought.

15. Security for Indemnification.

15.01 At such time as any Licensed Product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold or tested in clinical trials by CORPORATION or by a licensee, Affiliate or agent of CORPORATION, CORPORATION shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than (i) [***] per incident and [***] annual aggregate during the period that such Licensed Product, process, or service is being tested in clinical trials prior to commercial sale, and (ii) [***] per incident and [***] annual aggregate during the period that such Licensed Product, process, or service is being commercially distributed or sold, and in each case naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for CORPORATION’S indemnification under Section 14 of this Agreement. If CORPORATION elects to self- insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate) such self-insurance program shall include assets or reserves which have been actuarially determined for the liabilities associated with this Agreement and must be acceptable to NYU.

The minimum amounts of insurance coverage required under this Section 15 shall not be construed to create a limit of CORPORATION’S liability with respect to its indemnification under Section 14 of this Agreement.

15.02 CORPORATION shall provide NYU with written evidence of such insurance upon request of NYU. CORPORATION shall provide NYU with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance; if CORPORATION does not obtain replacement insurance providing comparable coverage within such [***] period, NYU shall have the right to terminate this Agreement effective at the end of such [***] period without notice or any additional waiting periods.

15.03 CORPORATION shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold or tested in clinical trials by CORPORATION or by a sublicensee, Affiliate or agent of CORPORATION and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than [***].

16. Expiry and Termination.

16.01 Unless earlier terminated pursuant to this Section 16, hereof, this Agreement shall expire upon the expiration of the period of the License in all countries as set forth in Section 7.05 above.

16.02 CORPORATION may terminate this Agreement at any time without Cause (as defined below), and without incurring any additional obligation, liability or penalty beyond the effective date of termination, by providing at least [***] prior written notice to NYU.

16.03 At any time prior to expiration of this Agreement, either party may terminate this Agreement forthwith for cause, as “cause” is described below, by giving written notice to the other party. Cause for termination by one party of this Agreement shall be deemed to exist if the other party materially breaches or defaults in the performance or observance of any of the provisions of this Agreement and such breach or default is not cured within [***] or, in the case of failure to pay any amounts due hereunder, [***] (unless otherwise specified herein) after the giving of notice by the other party specifying such breach or default, or if either NYU or CORPORATION discontinues its business or becomes insolvent or bankrupt.

16.04 Upon termination of this Agreement for any reason and prior to expiration as set forth in Section 16.01 hereof, all rights in and to the Research Technology shall revert to NYU, and CORPORATION shall neither be entitled to make any further use whatsoever of the Research Technology nor to make, use, or sell any Licensed Product.

16.05 Termination of this Agreement shall not relieve either party of any obligation to the other party incurred prior to such termination.

16.06 Sections 5, 8.02, 8.03, 11, 14, 15, 16, 19, 21 and 22 hereof shall survive and remain in full force and effect after any termination, cancellation or expiration of this Agreement.

17. Representations and Warranties by CORPORATION.

CORPORATION hereby represents and warrants to NYU as follows:

(1)

CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CORPORATION has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of CORPORATION.

(2)

There is no pending or, to CORPORATION’S knowledge, threatened litigation involving CORPORATION which would have any effect on this Agreement or on CORPORATION’S ability to perform its obligations hereunder; and

(3)

There is no indenture, contract, or agreement to which CORPORATION is a party or by which CORPORATION is bound which prohibits or would prohibit the execution and delivery by CORPORATION of this Agreement or the performance or observance by CORPORATION of any term or condition of this Agreement.

18. Representations and Warranties by NYU.

NYU hereby represents and warrants to CORPORATION as follows:

(1)

NYU is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NYU has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets.

The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of NYU.

(2)	There is no pending or, to NYU’s knowledge, threatened litigation involving NYU which would have any effect on this Agreement or on NYU’s ability to perform its obligations hereunder;

(3)

There is no indenture, contract, or agreement to which NYU is a party or by which NYU is bound which prohibits or would prohibit the execution and delivery by NYU of this Agreement or the performance or observance by NYU of any term or condition of this Agreement; and

(4)	NYU has all right, title and interest in and to the NYU Patents.

19. Fair Market Value.

The parties agree and acknowledge that the compensation provided under the terms of this Agreement is consistent with the fair market value of the NYU Research Project and the License contemplated by this Agreement negotiated in arm’s-length transactions, is not given in exchange for any implicit or explicit agreement to provide favorable procurement decisions with regard to the CORPORATION’S products or services, and has not been determined in any manner which takes into account the value or volume of any business generated between the parties, including any of their affiliates.

20. No Assignment.

Neither CORPORATION nor NYU shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment, provided that CORPORATION shall have the right to assign or otherwise transfer its rights and obligations under this Agreement to an Affiliate. NYU shall receive a percentage of any consideration received by CORPORATION for any permitted assignment as if such consideration was sublicensing consideration pursuant to Section 8.01.d.

21. Use of Name.

Without the prior written consent of the other party, neither CORPORATION nor NYU shall use the name of the other party or any adaptation thereof or of any staff member, employee or student of the other party: (i) in any product labeling, advertising, promotional or sales literature; or (ii) in connection with any public offering or private placement documentation or prospectus or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by applicable law, rules or regulations, in which case either party may make factual statements concerning the Agreement or file copies of the Agreement after providing the other party with an opportunity to comment and reasonable time within which to do so on such statement in draft.

Except as provided herein, neither NYU nor CORPORATION will issue public announcements about this Agreement or the status or existence of the NYU Research Project without prior written approval of the other party.

Notwithstanding the foregoing, the parties hereto agree that CORPORATION shall be entitled to make such disclosures to potential investors in the CORPORATION provided that they are subject to obligations of confidentiality at least as restrictive as those contained herein.

22. Miscellaneous.

22.01 In carrying out this Agreement the parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of Title 35 United States Code §200 et seq. and 15 CFR §§730-774

22.02 If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

22.03 This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to principles relating to conflicts of law. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, the parties to this Agreement submit to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waive any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consent to service of process by mail in accordance with Section 22.04 or any other manner permitted by law and irrevocably agree to be bound by any such judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

22.04 All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, or sent via a recognized national overnight delivery service (e.g., Federal Express or DHL), addressed as follows:

To NYU: [***]

and

[***]

To CORPORATION:

[***]

or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or [***] after having been sent by registered or certified mail, whichever is earlier.

22.05 This Agreement (and the annexed appendices) constitute the entire Agreement between the parties and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between CORPORATION, and NYU relating to the subject matter hereof.

22.06 No waiver by either party of any non-performance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by either party.be deemed, to be a waiver by Such party of its rights or remedies with respect to such violation or non-performance.

22.07 The descriptive headings contained In this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

22.08 It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set put herein and such obligations shall be several and not joint.

22.09 This Agreement may be executed in one of more counterparts, each of which will be deemed an original,, and all of which will constitute one and the same, instrument. Each party may execute this Agreement by facsimile, transmission, or in Portable Document Format sent by electronic means. Signatures of authorized signatories of the parties transmitted by facsimile or sent by electronic means In Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

NEW YORK UNIVERSITY		NYBO THERAPEUTICS, INC.

By:	/s/ Abram Goldfinger	By:	/s/ Eric Elenko
Abram M. Goldfinger		Name: Eric Elenko
Executive Director,		Title: Chief Executive Officer
Industrial Liason/Technology Transfer

APPENDICES

Appendix I: Pre-Existing Inventions

[***]

Appendix II: Research Program

[***]

Appendix III: Development Plan

[***]

FIRST AMENDMENT

to the

RESEARCH AND LICENSE AGREEMENT

THIS FIRST AMENDMENT to the Research and License Agreement (hereinafter “First Amendment”) is entered into on the 23rd day of April, 2018 (the “Amendment Effective Date”), by and between NEW YORK UNIVERSITY (“NYU”), an education corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012, and NYBO THERAPEUTICS, INC. (“CORPORATION”), a corporation organized and existing under the laws of the State of Delaware having its principal office at 501 Boylston Street, Suite 6102, Boston, MA 02116.

WHEREAS, NYU and CORPORATION have entered into a Research and License Agreement dated March 6, 2017 (hereinafter the “Agreement”); and

WHEREAS, the parties have agreed to amend the Agreement by adding the following terms as set forth, below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Provision of Equipment. CORPORATION agrees to provide and supply NYU with the equipment identified in Appendix 4 (attached hereto) (“Equipment”) for use in the NYU Research Project outlined in the Agreement at no charge. NYU may use the Equipment for any other research programs or projects so long as such use does not interfere with the Equipment’s availability for the NYU Research Project. For the removal of doubt, use of the Equipment for research programs or projects other than the NYU Research Project shall not grant, transfer or assign to CORPORATION any interest in or right to the results, outcomes or inventions arising from such research programs or projects.

2. Delivery. CORPORATION will deliver the Equipment on or about April 30, 2018, at its own expense. CORPORATION hereby assigns all right and interest to the Equipment to NYU upon NYU’s acceptance of the Equipment. NYU will voluntarily accept the Equipment “AS IS” and shall be solely responsible for any and all costs associated with installing, operating, maintaining, repairing, and removing such Equipment except as provided herein. For the removal of doubt, upon the conclusion or termination of the NYU Research Project, NYU may in its sole discretion use or dispose of the equipment at its sole discretion.

3. Condition of the Equipment. CORPORATION represents and warrants that, at the time of delivery to NYU, the Equipment has not been used by CORPORATION and remains in the condition it was in when originally received by CORPORATION. Otherwise, CORPORATION makes no warranty regarding the Equipment, including but not limited to any implied warranty of merchantability, fitness for a particular purpose, or non-infringement and the CORPORATION shall not have any liability for damages arising out of or in connection with the provision of the Equipment or NYU’s use of the Equipment. Notwithstanding the above, should the Equipment arrive in a damaged or unusable state, CORPORATION shall pay for the cost of such Equipment’s removal upon request.

4. Waiver of Claims. Upon acceptance of the Equipment, NYU assumes all responsibility for, and fully releases and forever discharges, and shall indemnify, defend and hold harmless CORPORATION from and against, any damages, liabilities and expenses, including without limitation liability or responsibility for any sustained or alleged injury (including death), and for any damage to or loss of property, however caused, that NYU and any third party may suffer as a result of or in connection with the Equipment, including, without limitation, injury, loss, or damage that may result from or arise out of or in connection with the removal, use, custody, repair, transportation, possession, operation, maintenance, ownership, or future sale/disposal of the Equipment. In the event any such claim is made or action initiated under this indemnification, the CORPORATION shall promptly notify NYU in writing of such claim, provided, however, that the failure to provide such notice shall not relieve NYU of any of its indemnification obligations hereunder except to the extent that the indemnifying party is prejudiced by such failure. NYU shall employ attorneys of its own selection and will be responsible for all expenses that result from providing a diligent defense against and/or settlement of any claims brought or actions filed for the loss which is the subject of the foregoing indemnity, whether such claims or actions are rightfully or wrongfully brought or filed. NYU shall have the right to settle claims, at its sole expense and in its sole discretion, provided that NYU shall not agree to any settlement which requires an admission of fault by CORPORATION or commits the CORPORATION to any obligation without the written consent of the CORPORATION.

5. Miscellaneous.

5.01 All capitalized terms used in this First Amendment shall have the same meaning as set forth in the Agreement, unless otherwise indicated herein.

5.02 The Agreement and this First Amendment constitute the entire understanding of the parties, and supersedes any prior understanding, oral or written, that may exist between the parties, with respect to the subject matter hereof. Except as expressly amended by this First Amendment, the Agreement shall be unchanged and shall remain in full force and effect in accordance with its terms.

5.03 This First Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this First Amendment as of the Amendment Effective Date.

NYBO THERAPEUTICS, INC.		NEW YORK UNIVERSITY

By:	/s/ Aleksandra Filipovic	By:	/s/ Abram Goldfinger
Name: Aleksandra Filipovic		Name: Abram Goldfinger
Title: Therapeutic Lead for Oncology		Title: Executive Director, Industrial Liaison/Technology Transfer

Appendix 4

Equipment List

Equipment, Manufacturer and Model

[***]

SECOND AMENDMENT

to the

RESEARCH AND LICENSE AGREEMENT

THIS SECOND AMENDMENT to the Research and License Agreement (hereinafter “Second Amendment”) is entered into on the 6th day of August, 2018 (the “Second Amendment Effective Date”), by and between NEW YORK UNIVERSITY (“NYU”), an education corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012, and NYBO THERAPEUTICS, INC. (“CORPORATION”), a corporation organized and existing under the laws of the State of Delaware having its principal office at 501 Boylston Street, Suite 6102, Boston, MA 02116.

WHEREAS, NYU and CORPORATION have entered into a Research and License Agreement dated March 6, 2017, amended April 23, 2018 (hereinafter the “Agreement”); and

WHEREAS, the parties have agreed to amend the Agreement by adding the following terms as set forth, below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Research Project. Section 1.13 of the Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

“ ‘NYU Research Project’ shall mean the investigations at NYU during the Research Period into the Field under the supervision of the NYU Scientists in accordance with the research program, described in annexed Appendices II and V, which form an integral part hereof.”

2. Compensation. Section 4.01 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“As compensation to NYU for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the NYU Research Project pursuant to Section 3.01 hereof, CORPORATION will pay NYU the total sum [***] with:

2.01 [***] to be paid [***];

2.02 [***] to be paid [***];

2.03 [***] to be paid [***];

2.04 ; [***] to be paid [***];

2.05 [***] to be paid [***];

2.06 [***] to be paid [***]; and

2.07 [***] to be paid [***];

Notwithstanding the foregoing, in the event that the NYU Research Project is terminated pursuant to Section 3.01 hereof, NYU shall be required to repay any funds paid to NYU by CORPORATION that have not yet been spent or committed and are non-cancellable. CORPORATION shall promptly pay to NYU any additional amounts, within the total amount specified above, which have been spent or are committed and non-cancellable, but have not yet been reimbursed. The parties hereby acknowledge that NYU has received, as of the Second Amendment Effective Date, payments for (a), (b), and (c) above, totaling [***], from CORPORATION under the Agreement”

3. Appendix V. Appendix V, attached hereto, is hereby incorporated into the Agreement as Appendix V and forms an integral part thereof.

4. Research Period. Section 1.12 is hereby deleted in its entirety and replaced with the following:

“ ‘Research Period’ shall mean the period starting on the Effective Date and ending on the later of (i) the [***] anniversary of the Second Amendment Effective Date or (ii) such date on which the parties mutually agree that NYU has completed the NYU Research Project.”

5. Miscellaneous.

(a)	All capitalized terms used in this Second Amendment shall have the same meaning as set forth in the Agreement, unless otherwise indicated herein.

(b)

The Agreement, as amended, and this Second Amendment constitute the entire understanding of the parties, and supersedes any prior understanding, oral or written, that may exist between the parties, with respect to the subject matter hereof. Except as expressly amended by this Second Amendment, the Agreement, as amended, shall be unchanged and shall remain in full force and effect in accordance with its terms.

(c)	This Second Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Second Amendment as of the Amendment Effective Date.

NYBO THERAPEUTICS, INC.	NEW YORK UNIVERSITY

By: /s/ Aleksandra Filipovic	By:	/s/ Abram Goldfinger
Name: Aleksandra Filipovic	Name:	Abram Goldfinger
Title: Therapeutic Lead for Oncology	Title:	Executive Director, Industrial Liaison/Technology Transfer

Appendix V

[***]

THIRD AMENDMENT

to the

RESEARCH AND LICENSE AGREEMENT

THIS THIRD AMENDMENT to the Research and License Agreement (hereinafter “Third Amendment”) is entered into on the 31st day of May, 2019 (the “Third Amendment Effective Date”), by and between NEW YORK UNIVERSITY (“NYU”), an education corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012, and Ariya Therapeutics Inc. (“CORPORATION”), a corporation organized and existing under the laws of the State of Delaware having its principal office at 501 Boylston Street, Suite 6102, Boston, MA 02116.

WHEREAS, NYU and NYBO THERAPEUTICS, INC. (the “Predecessor Entity”) have entered into a Research and License Agreement dated March 6, 2017, amended April 23, 2018 and August 6, 2018 (hereinafter the “Agreement”);

WHEREAS, the Predecessor Entity merged with and into the CORPORATION and, in such merger, the Agreement was assigned to the CORPORATION;

WHEREAS, the parties have agreed to amend the Agreement by adding the following terms as set forth, below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Research Project. Section 1.13 of the Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

“ ‘NYU Research Project’ shall mean the investigations at NYU during the Research Period into the Field under the supervision of the NYU Scientists in accordance with the research program, described in annexed Appendices II, V and VI, which form an integral part hereof.”

2. Compensation. Section 4.01 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“As compensation to NYU for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the NYU Research Project pursuant to Section 3.01 hereof, CORPORATION will pay NYU the total sum of [***], with:

2.01 [***] to be paid [***];

2.02 [***] to be paid [***];

2.03 [***] to be paid [***];

2.04 [***] to be paid [***];

2.05 [***] to be paid [***];

2.06	[***] to be paid [***];

2.07	[***] to be paid [***];

2.08	[***] to be paid [***];

2.09	[***] to be paid [***].

Notwithstanding the foregoing, in the event that the NYU Research Project is terminated pursuant to Section 3.01 hereof, NYU shall be required to repay any funds paid to NYU by CORPORATION that have not yet been spent or committed and are non-cancellable. CORPORATION shall promptly pay to NYU any additional amounts, within the total amount specified above, which have been spent or are committed and non-cancellable, but have not yet been reimbursed. The parties hereby acknowledge that NYU has received, as of the Third Amendment Effective Date, payments for (a), (b), (c), (d), (e), (f) and (g) above, totaling [***] from CORPORATION under the Agreement”

3. Appendix VI. Appendix VI, attached hereto, is hereby incorporated into the Agreement as Appendix VI and forms an integral part thereof.

4. Research Period. Section 1.12 is hereby deleted in its entirety and replaced with the following:

“ ‘Research Period’ shall mean the period starting on the Effective Date and ending on the later of (i) [***] or (ii) such date on which the parties mutually agree that NYU has completed the NYU Research Project.”

5. Miscellaneous.

(a)	All capitalized terms used in this Third Amendment shall have the same meaning as set forth in the Agreement, unless otherwise indicated herein.

(b)

The Agreement, as amended, and this Third Amendment constitute the entire understanding of the parties, and supersedes any prior understanding, oral or written, that may exist between the parties, with respect to the subject matter hereof. Except as expressly amended by this Third Amendment, the Agreement, as amended, shall be unchanged and shall remain in full force and effect in accordance with its terms.

(c)	This Third Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Second Amendment as of the Amendment Effective Date.

Ariya THERAPEUTICS, INC.		NEW YORK UNIVERSITY

By:	/s/ Aleksandra Filipovic	By:	/s/ Abram Goldfinger
Name:	Aleksandra Filipovic	Name:	Abram Goldfinger
Title:	Therapeutic Lead for Oncology	Title:	Executive Director, Industrial Liaison/Technology Transfer

Appendix VI

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FOURTH AMENDMENT

to the

RESEARCH AND LICENSE AGREEMENT

THIS FOURTH AMENDMENT to the Research and License Agreement (hereinafter “Fourth Amendment”) is entered into on the 22nd day of July, 2020, (the “Fourth Amendment Effective Date”), by and between NEW YORK UNIVERSITY (“NYU”), an education corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012, and PureTech LYT, Inc. (“CORPORATION”), a corporation organized and existing under the laws of the State of Delaware having its principal office at 4 Tide Street, Suite 400, Boston, 02210 MA.

WHEREAS, NYU and Ariya Therapeutics, Inc. (the “Predecessor Entity”) have entered into a Research and License Agreement dated March 6, 2017, amended April 23, 2018, August 6, 2018 and May 31, 2019 (hereinafter the “Agreement”); and

WHEREAS, the Predecessor Entity merged with and into the CORPORATION and, in such merger, the Agreement was assigned to the CORPORATION;

WHEREAS, the parties have agreed to amend the Agreement by adding the following terms as set forth, below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

6. Research Project. Section 1.13 of the Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

“ ‘NYU Research Project’ shall mean the investigations at NYU during the Research Period into the Field under the supervision of the NYU Scientists in accordance with the research program, described in annexed Appendices II, V, VI and VII, which form an integral part hereof.”

7. Compensation. Section 4.01 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“As compensation to NYU for work to be performed on the NYU Research Project during the Research Period, subject to any earlier termination of the NYU Research Project pursuant to Section 3.01 hereof, CORPORATION will pay NYU the total sum of [***], with:

(a)	[***] to be paid [***];

(b)	[***] to be paid [***];

(c)	[***] to be paid [***];

(d)	[***] to be paid [***];

(e)	[***] to be paid [***];

(f)	[***] to be paid [***];

(g)	[***] to be paid [***];

(h)	[***] to be paid [***];

(i)	[***] to be paid [***];

(j)	[***] to be paid [***];

(k)	[***] to be paid [***];

Notwithstanding the foregoing, in the event that the NYU Research Project is terminated pursuant to Section 3.01 hereof, NYU shall be required to repay any funds paid to NYU by CORPORATION that have not yet been spent or committed and are non-cancellable. CORPORATION shall promptly pay to NYU any additional amounts, within the total amount specified above, which have been spent or are committed and non-cancellable, but have not yet been reimbursed. The parties hereby acknowledge that NYU has received, as of the Fourth Amendment Effective Date, payments for (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, totaling [***] from CORPORATION under the Agreement”

8. Appendix VII. Appendix VII, attached hereto, is hereby incorporated into the Agreement as Appendix VII and forms an integral part thereof.

9. Research Period. Section 1.12 is hereby deleted in its entirety and replaced with the following:

“ ‘Research Period’ shall mean the period starting on the Effective Date and ending on the later of (i) [***] or (ii) such date on which the parties mutually agree that NYU has completed the NYU Research Project.”

10. Miscellaneous.

10.01 All capitalized terms used in this Fourth Amendment shall have the same meaning as set forth in the Agreement, unless otherwise indicated herein.

10.02 The Agreement, as amended, and this Fourth Amendment constitute the entire understanding of the parties, and supersedes any prior understanding, oral or written, that may exist between the parties, with respect to the subject matter hereof. Except as expressly amended by this Fourth Amendment, the Agreement, as amended, shall be unchanged and shall remain in full force and effect in accordance with its terms.

10.03 This Fourth Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Fourth Amendment as of the Amendment Effective Date.

PURETECH LYT, INC.		NEW YORK UNIVERSITY

By:	/s/ Aleksandra Filipovic	By:	/s/ Abram Goldfinger
Name:	Aleksandra Filipovic	Name:	Abram Goldfinger
Title:	Therapeutic Lead for Oncology	Title:	Executive Director, Industrial Liaison/ Technology Transfer

Appendix VII

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